FORBEARANCE AND FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FORBEARANCE AND FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of February 8, 2011 by and between SILICON VALLEY BANK (“Bank”) and US DATAWORKS, INC., a Nevada corporation (“Borrower”) whose address is One Sugar Creek Center Blvd., 5th Floor, Sugarland, TX 77478.

Recitals

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated effective as of October 27, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower is currently in default of the Loan Agreement for failing to comply with the covenant set forth in Section 6.7(a) of the Loan Agreement as in effect prior to the date hereof for the three month period ending December 31, 2010 (the “Existing Default”).

C. Borrower has requested that Bank forbear from exercising its rights and remedies against Borrower from the date hereof through April 30, 2011 (the “Forbearance Period”).  Although Bank is under no obligation to do so, Bank is willing to forbear from exercising its rights and remedies against Borrower through the Forbearance Period on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

D. Borrower has further requested that Bank amend the Loan Agreement to (i) extend the Maturity Date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.  Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Forbearance.

2.1 Forbearance Period.  So long as no Event of Default, other than the Existing Default, occurs, subject to the terms and conditions set forth herein, Bank shall forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower through the Forbearance Period.  Except as expressly provided herein, this Amendment does not constitute a waiver or release by Bank of any Obligations or of any existing Event of Default other than the Existing Default or Event of Default which may arise in the future after the date of execution of this Amendment.  If Borrower does not comply with the terms of this Amendment, Bank shall have no further obligations under this Amendment and shall be permitted to exercise at such time any rights and remedies against Borrower as it deems appropriate in its sole and absolute discretion.  Borrower understands that Bank has made no commitment and is under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period.

2.2 Forbearance Terms.  Repayment and performance of all obligations of Borrower to Bank under the Loan Agreement and this Amendment shall be secured by the Collateral.

3. Amendments to Loan Agreement.

3.1 Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2(e) is amended in its entirety and replaced with the following:

“(e)           Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, an aged listing of accounts receivable and accounts payable by invoice date, in form acceptable to Bank.”

3.2 Section 6.7 (Financial Covenant). Section 6.7(a) is amended in its entirety and replaced with the following:

“(a)           EBITDA Performance to Plan.  As of January 31, 2011, Borrower’s EBITDA for the three (3) months ending on such measurement date shall be at least Two Hundred Fifty Thousand Dollars ($250,000).  As of February 28, 2011, Borrower’s EBITDA for the three (3) months ending on such measurement date shall be at least Two Hundred Forty One Thousand Dollars ($241,000).  As of March 31, 2011, Borrower’s EBITDA for the three (3) months ending on such measurement date shall be at least Two Hundred Twenty Three Thousand Dollars ($223,000).  As of the last day of each month beginning with the month ending April 30, 2011, Borrower’s EBITDA for the three (3) months ending on such measurement date shall be at least an amount mutually agreed upon between Borrower and Bank on or prior to such date.

3.3 Section 13 (Definitions).  The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Maturity Date” is May 9, 2011.

3.4 Section 13 (Definitions).  Subsection (o) in the definition of the term “Eligible Accounts” set forth in Section 13.1 is hereby amended in its entirety and replaced with the following:

“(o)           Accounts owing from an Account Debtor with respect to which Borrower has recognized Deferred Revenue (but only to the extent of such Deferred Revenue), unless otherwise consented to by Bank in writing, it being understood that when Borrower is able to record such Deferred Revenue as actual revenue, the amount of such recordable actual revenue shall become an Eligible Account;”

3.5 Exhibit B is hereby replaced with Exhibit B attached hereto.

3.6 Notwithstanding anything to the contrary contained in the Loan Agreement or the Amended and Restated Subordination Agreement by and between Bank and the creditors a party thereto and approved by Borrower, made as of October 27, 2010, Bank hereby consents to Borrower making the interest payment on the Subordinated Debt due in January 2011 provided that the amount of such interest payment shall not exceed Thirty Thousand One Hundred Dollars ($30,100).

3.7 Notwithstanding anything to the contrary contained in the Loan Agreement, the existence of the Existing Default, in and of itself, will not prevent Bank from receiving Advances during the Forbearance Period.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement.  Except as expressly provided for in this Amendment, the Loan Documents, as amended by this Amendment, are hereby ratified and reaffirmed and shall remain in full force and effect.  This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Release by Borrower.

7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)

7.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment and forbearance fee in an amount equal to Five Thousand Dollars ($5,000), and (c) the due execution and delivery to Bank of updated Borrowing Resolutions.

10. Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: Priya Iyer Name: Priya Iyer Title: Relationship Manager	BORROWER US DATAWORKS, INC. By: Randall J. Frapart Name: Randall J. Frapart Title: Chief Financial Officer

[Signature Page to Forbearance and First Amendment to

Amended and Restated Loan and Security Agreement]